UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2007

U.S. DRY CLEANING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

125 E. Tahquitz Canyon, Suite 203 Palm Springs, California	92262
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 322-7447

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On February 15, 2007, we competed our previously announced acquisition of Cleaners Club, Inc. pursuant to an Agreement and Plan of Merger dated as of December 21, 2006 (the “Merger Agreement”) that we entered into with Cleaners Club Acquisition Sub, Inc., a California corporation, our wholly-owned subsidiary and Riaz Chauthani, an individual and the sole shareholder of Cleaners Club. In connection with the acquisition, we issued an aggregate of 780,000 shares of our common stock to Mr. Chauthani pursuant to the terms of the Merger Agreement. Effective on December 21, 2006 we also entered into an employment agreement with Mr. Chauthani, whereby he will serve as our Director of Real Estate and Business Development.

Item 3.02.   Unregistered Sales of Equity Securities.

The issuance of our common stock pursuant to the Merger Agreement are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: February 22, 2007	By:	/s/ Robert Y. Lee

Robert Y. Lee Chief Executive Officer